Exhibit 10.2

CONFIDENTIAL

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of March 8, 2021, is entered into by and among Motion Acquisition Corp. (“Motion”) and each of the stockholders of the Company (as defined below) set forth on Schedule A hereto (the “Supporting Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Motion, Motion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Motion (“Merger Sub”), and Ambulnz, Inc., a Delaware corporation (the “Company”) propose to enter into, simultaneously herewith, a Merger Agreement (the “Merger Agreement”), a copy of which has been made available to the Supporting Holders, which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Motion, (ii) immediately prior to, and conditioned upon, the effective time of the Merger, the holders of Company Preferred Stock (as defined below) will effect a conversion (the “Company Preferred Stock Conversion”) of all of the Company Preferred Stock to Company Class A Common Stock (each as defined below), in accordance with the terms of the Merger Agreement and Section 4.16(b) of the Company’s Second Amended and Restated Certificate of Incorporation (the “Company Charter”), and (iii) 83,600,000 shares of common stock of Motion, par value $0.0001 (“Motion Common Stock”), with a contingent right to receive in the aggregate an additional 5,000,000 shares Motion Common Stock, shall be issued by Motion to holders of Company Common Stock (together with the holders of converted Company Preferred Stock and holders of Company Convertible Securities) in consideration thereof;

WHEREAS, as of the date hereof, the Supporting Holder is the record owner, beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over (a) the number of shares of Class A Common Stock of the Company, no par value per share (“Company Class A Common Stock”), set forth opposite the Supporting Holder’s name on Schedule A under the column heading “Number of Shares of Company Class A Common Stock” and (b)the number of shares of Preferred Stock of the Company, no par value per share (“Company Preferred Stock”), set forth opposite the Supporting Holder’s name on Schedule A under the column heading “Number of Shares of Company Preferred Stock” (all such shares of Company Class A Common Stock specified on Schedule A under the column heading “Number of Shares of Company Class A Common Stock” shall be referred to herein as the Supporting Holder’s “Subject Class A Common Shares”, all such shares of Company Preferred Stock specified on Schedule A under the column heading “Number of Shares of Company Preferred Stock” shall be referred to herein as the Supporting Holder’s “Subject Preferred Shares,” and the Supporting Holder’s Subject Common Shares and Subject Preferred Shares and any other shares of Company Class A Common Stock or Company Preferred Stock the Supporting Holder may hereafter acquire prior to the termination of this Agreement pursuant to Section 5.2 shall be referred to herein collectively as the Supporting Holder’s “Subject Shares”); and

WHEREAS, as a condition to Motion’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for Motion to enter into the Merger Agreement, the Supporting Holders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I
AGREEMENT TO VOTE SUBJECT SHARES

1.1 Voting of Subject Shares. Each Supporting Holder holding Subject Shares hereby irrevocably and unconditionally agrees that, as promptly as practicable and in any event not later than five (5) Business Days after the Registration Statement is declared effective by the SEC, the Supporting Holders shall deliver to Motion and the Company a written consent in the form attached hereto as Exhibit A (the “Written Consent”) voting all of the Subject Shares in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement (including the Merger). The Supporting Holders covenant and agree that, prior to the termination of this Agreement, the Supporting Holders will at any meeting of the stockholders of the Company (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the stockholders of the Company (whenever presented), cause the Subject Shares to be voted (including via proxy) in favor of the Merger and the transactions contemplated by the Merger Agreement (including the Company Preferred Stock Conversion), and any action in furtherance of any of the foregoing, and (ii) in favor of any proposal to adjourn a meeting of the stockholders at which there is a proposal to adopt the Merger Agreement if there are not sufficient votes to adopt the proposals described in clause (i) above or if there are not sufficient shares of Company Class A Common Stock and Company Preferred Stock present in person or represented by proxy to constitute a quorum.

1.2 Consent to Entry Into the Merger Agreement and the Company Preferred Stock Conversion.

(a) Combined Consent: Each Supporting Holder hereby irrevocably consents to and approves the execution and delivery by the Company of the Merger Agreement in its capacity as a holder of Company Class A Stock and/or Company Preferred Stock in accordance with the terms of Section 4.6(a)(ii) of the Company Charter. Each Supporting Holder acknowledges that it has been informed by the Company that the consent of the Supporting Holder pursuant to this Section 1.2(a), together with the consent of the other Supporting Holders, constitutes the consent of the majority of the issued and outstanding Company Class A Stock and Company Preferred Stock (on a converted to Company Class A Stock basis) voting as a single class, as set forth in Schedule A hereto.

(b) Preferred Consent: Each Supporting Holder (to the extent such Supporting Holder holds Company Preferred Stock), hereby irrevocably consents to and approves the execution and delivery by the Company of the Merger Agreement in its capacity as a holder of Company Preferred Stock in accordance with the terms of Section 4.6(b)(iii) of the Company Charter. Each Supporting Holder acknowledges that it has been informed by the Company that the consent of the Supporting Holder pursuant to this Section 1.2(a), together with the consent of the other Supporting Holders, constitutes the consent of the majority of the issued and outstanding Company Preferred Stock, as set forth in Schedule A hereto.

(c) Conversion Consent: Each Supporting Holder (to the extent such Supporting Holder holds Company Preferred Stock), hereby irrevocably consents to and approves the Company Preferred Stock Conversion in its capacity as a holder of Company Preferred Stock on the terms and subject to the conditions set forth in the Merger Agreement and Section 4.16(b) of the Company Charter. Each Supporting Holder acknowledges that it has been informed by the Company that the consent of the Supporting Holder pursuant to this Section 1.2(a), together with the consent of the other Supporting Holders, constitutes the consent of the majority of the issued and outstanding Company Preferred Stock, as set forth in Schedule A hereto.

1.3 No Inconsistent Agreements. The Supporting Holder shall not enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Article I.

Article II
REPRESENTATIONS AND WARRANTIES OF THE SUPPORTING HOLDER

Each Supporting Holder represents and warrants to Motion that:

2.1 Authorization; Binding Agreement.

(a) The Supporting Holder, if not a natural person, is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is incorporated or constituted. The Supporting Holder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the Supporting Holder and, assuming the due authorization, execution and delivery by Motion, constitutes a legal, valid and binding obligation of the Supporting Holder, enforceable against the Supporting Holder in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity (the “Enforceability Limitations”).

2.2 Non-Contravention. Neither the execution and delivery of this Agreement by the Supporting Holder nor performance by the Supporting Holder of the obligations herein nor the compliance by the Supporting Holder with any provisions herein will (a) if not a natural person, violate the certificate or articles of incorporation, bylaws or other governing documents of the Supporting Holder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person on the part of the Supporting Holder, except as provided in the (i) Company Charter, or (ii) the amended and restated Bylaws of the Company (collectively, the “Company Governing Documents”), (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance (as defined below) on the Subject Shares, other than any Permitted Encumbrance (as defined below), or (d) violate any Law applicable to the Supporting Holder or by which any of the Supporting Holder’s Subject Shares are bound, except, in the case of each of clauses (c) and (d), as would not reasonably be expected to materially impair the Supporting Holder’s ability to perform its obligations hereunder.

2.3 Ownership of Shares; Total Shares. The Supporting Holder is the record and beneficial owner of all of the Supporting Holder’s Subject Shares and has good and marketable title to all of the Supporting Holder’s Subject Shares, free and clear of any encumbrances, security interests, claims, pledges, proxies, options, right of first refusals, voting restrictions, limitations on dispositions, voting trusts or agreements, options or any other liens or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement, (ii) any Lock-Up Agreement entered into by and between the Supporting Holder, Motion and the Company, (iii) any applicable restrictions on transfer under applicable securities Laws and (iv) the Company Governing Documents (collectively, “Permitted Encumbrances”). The Equity Securities listed on Schedule A opposite the Supporting Holder’s name constitute all of the Company Class A Common Stock and Company Preferred Stock owned by the Supporting Holder as of the date hereof and, other than such Subject Shares, as of the date of this Agreement, there are no other shares of Company Class A Common Stock or Company Preferred Stock held of record or beneficially owned by the Supporting Holder or in respect of which the Supporting Holder has full voting power.

2.4 Voting Power. The Supporting Holder has full voting power with respect to all of the Supporting Holder’s applicable Subject Shares and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Supporting Holder’s Subject Shares. None of the Supporting Holder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or restriction of any kind or nature with respect to the voting of such Subject Shares, except for the Company Governing Documents.

2.5 Reliance. The Supporting Holder understands and acknowledges that Motion is entering into the Merger Agreement in reliance upon the Supporting Holder’s execution, delivery and performance of this Agreement.

2.6 Brokers. Other than as expressly contemplated by the Merger Agreement or the disclosure schedules thereto, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Supporting Holder.

2.7 Adequate Information. The Supporting Holder acknowledges that the Supporting Holder is a sophisticated investor with respect to the Supporting Holder’s Subject Shares and has adequate information concerning the business and financial condition of the Company and Motion to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Motion, the Company or any affiliate thereof, and based on such information as the Supporting Holder has deemed appropriate, made the Supporting Holder’s own analysis and decision to enter into this Agreement. The Supporting Holder acknowledges that the Supporting Holder has received and reviewed this Agreement and the Merger Agreement and has had the opportunity to seek independent legal advice prior to executing this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF MOTION

Motion represents and warrants to the Supporting Holders that:

3.1 Organization and Qualification. Motion is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted.

3.2 Authority for This Agreement. Motion has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to comply with any provisions herein. The execution and delivery of this Agreement by Motion has been duly and validly authorized by all necessary entity action on the part of Motion, and no other entity proceedings on the part of Motion are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Motion and, assuming the due authorization, execution and delivery by the Supporting Holders, constitutes a legal, valid and binding obligation of each of Motion and Merger Sub, enforceable against Motion in accordance with its terms, subject to the Enforceability Limitations.

Article IV
ADDITIONAL COVENANTS OF THE SUPPORTING HOLDERS

4.1 No Transfer; No Inconsistent Arrangements.

(a) Subject to Section 4.1(b), until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Supporting Holder agrees that it shall not, directly or indirectly, (i)sell, assign, transfer (including by operation of Law), sell, gift, pledge dispose of or otherwise encumber any of the Subject Shares or otherwise agree to do any of the foregoing, (ii)deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii)enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Subject Shares. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b) Section 4.1(a) shall not prohibit a transfer of Subject Shares by a Supporting Holder made: (A) in the case of a Supporting Holder that is an individual, by gift to a member of one of the Supporting Holder’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the Supporting Holder’s immediate family, an affiliate of such person or to a charitable organization; (B) in the case of a Supporting Holder that is an individual, by virtue of laws of descent and distribution upon death of the Supporting Holder; (C) in the case of a Supporting Holder being an individual, pursuant to a qualified domestic relations order; (D) in the case of a Supporting Holder who is not a natural person, by pro rata distributions from the Supporting Holder to its members, partners, or shareholders pursuant to the Supporting Holder’s organizational documents; (E) by virtue of applicable law or the Supporting Holder’s organizational documents upon liquidation or dissolution of the Supporting Holder; (F) in the case of a Supporting Holder who is not a natural person, to any employees, officers, directors or members of the Supporting Holder, or to any affiliates of the Supporting Holder; provided, however, that a transfer referred to in Section 4.1(b)(A), (D), or (F) shall be permitted only if, (x) as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Motion, to be bound by all of the terms of this Agreement, and (y) such transfer is effected no later than three Business Days prior to the date on which the Form S-4 is declared effective.

4.2 Standstill. From the date of this Agreement until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Supporting Holders shall not engage in any transactions involving the securities of Motion prior to the without Motion’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed); provided that this Section 4.2 shall not apply to transactions involving any securities of Motion held by the Supporting Holders as of or prior to the date of this Agreement.

4.3 No Legal Action. The Supporting Holders shall not, and shall cause its Affiliates not to and shall direct its Representatives not to, bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by a Supporting Holder breaches any duty that such Supporting Holder has (or may be alleged to have) to the Company or to the other holders of Subject Shares; provided, that the foregoing shall not limit or restrict in any manner the rights of a Supporting Holder to enforce the terms of this Agreement.

4.4 Documentation and Information. The Supporting Holders shall permit and hereby consents to and authorizes Motion and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Motion and/or the Company reasonably determines to be necessary in connection with the Merger and any of the transactions contemplated by the Merger Agreement, a copy of this Agreement, the Supporting Holders’ identity and ownership of the Subject Shares and the nature of the Supporting Holders’ commitments and obligations under this Agreement; provided that the Supporting Holders’ identity will not be included in a press release or other public disclosure (other than a filing with the SEC) without each Supporting Holder’s prior consent.

4.5 Adjustments; Acquisition of Additional Securities. In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting a Supporting Holder’s Subject Shares, the terms of this Agreement shall apply to the resulting securities. In the event that the Supporting Holder acquires beneficial ownership of any additional Company Class A Common Stock or Company Preferred Stock (“New Securities”), or the right to vote or share in the voting of any such New Securities, then such New Securities acquired by such Supporting Holder shall be subject to the terms of this Agreement to the same extent as if they were owned or controlled by the Supporting Holder as of the date hereof.

4.6 Anti-Takeover Approvals. The board of directors of Motion has approved, or will approve as promptly as practicable following the date hereof but in no event later than the time immediately prior to the consummation of the Merger, the Merger, the Merger Agreement and this Agreement and the acquisition of Parent Shares by the Company’s stockholders pursuant to any of the foregoing pursuant to Section 203 of the General Corporation Law of Delaware and any other “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law, and such approval by the board of directors of Motion is or will be, once approved, sufficient to render inapplicable to the Merger, the Merger Agreement and this Agreement and such acquisition the provisions of Section 203 of the General Corporation Law of Delaware or any other such anti-takeover law.

Article V
MISCELLANEOUS

5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery); provided that the notice or other communication is sent to the address or email address set forth (i) if to Motion, to the address or email address set forth in Section 8.1 of the Merger Agreement and (ii) if to a Supporting Holder, to the Supporting Holder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

5.2 Termination. This Agreement, the covenants and agreements contained herein and any proxy granted hereunder shall terminate automatically with respect to a Supporting Holder, without any notice or other action by any person, upon the first to occur of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article V shall survive any termination of this Agreement.

5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4 Expenses. All fees and expenses incurred in connection herewith shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated, except as expressly provided otherwise herein or in the Merger Agreement.

5.5 Entire Agreement; Assignment. This Agreement, together with the Merger Agreement, Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) Motion, in the case of an assignment by a Supporting Holder (other than in the case of permitted transfer under Section 4.1(b)) and (b) the Supporting Holders, in the case of an assignment Motion. Any assignment in violation of this Section 5.5 shall be null and void ab initio.

5.6 Enforcement of the Agreement. The parties agree that irreparable damage may occur in the event that any Supporting Holder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Motion may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity without the requirement to post any bond or other security. Any and all remedies herein expressly conferred upon Motion will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon Motion, and the exercise by Motion of any one remedy will not preclude the exercise of any other remedy.

5.7 Jurisdiction; Waiver of Jury Trial; Governing Law. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 8.8 (Jurisdiction) of the Merger Agreement to apply to this Agreement mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

5.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.9 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever under or by reason of this Agreement upon any person other than each party hereto.

5.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.11 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

5.12 Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all persons and vice versa. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any person by virtue of the authorship of any provision of this Agreement.

5.13 Further Assurances. Each Supporting Holder agrees that if any further agreements, deeds, assignments, assurances or other instruments are reasonably necessary to effectuate the covenants in this Agreement, the Supporting Holder will, upon reasonable written request of the Supporting Holders by Motion and at Motion’s cost and expense, execute and deliver all such proper agreements, deeds, assignments, assurances and other instruments and take other reasonable action as permissible to do all other things reasonably necessary to effectuate the covenants in this Agreement and otherwise to carry out the purposes of this Agreement.

5.14 Supporting Holder Obligation Several and Not Joint. The obligations of the Supporting Holders hereunder shall be several and not joint and several, and no Supporting Holder shall be liable for any breach of the terms of this Agreement by any other Supporting Holder.

5.16 No Agreement as Director or Officer. Each Supporting Holder is entering into this Agreement solely in the Supporting Holder’s capacity as record and/or beneficial owner of Subject Shares and nothing herein is intended to or shall limit, restrict or otherwise affect any votes or other actions taken by the Supporting Holder, or any employee, officer, director (or person performing similar functions), partner or other Affiliate of the Supporting Holder (including, for this purpose, any appointee or representative of the Supporting Holder to the board of directors of the Company) of the Supporting Holder, solely in his or her capacity as a director or officer of the Company (or a subsidiary of the Company) or other fiduciary capacity for the stockholders of the Company.

[Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

MOTION ACQUISITION Corp.

By:
Name:
Title:

SUPPORTING HOLDER:

Name:

By:
Name:
Title:
Address:
Email:

Schedule A

Name of Supporting Holder	Number of Shares of Company Class A Common Stock	Number of Shares of Company Preferred Stock

Total:

Total Number of Issued and Outstanding Shares of Class A Common Stock:

Total Number of Issued and Outstanding Shares of Preferred Stock:

Exhibit A

Form of Written Consent

ACTION BY WRITTEN CONSENT

IN LIEU OF A MEETING

OF

STOCKHOLDERS

OF

AMBULNZ, INC.

[___], 2021

The undersigned, being holders of Class A Common Stock and Series A Preferred Stock of Ambulnz, Inc., a Delaware corporation (the “Company”), acting in accordance with Section 228 of the General Corporation Law of Delaware (the “DGCL”), consent to the taking of the actions and adopt the resolutions set out below. This written consent (the “Written Consent”) of holders of Class A Common Stock and Series A Preferred Stock (the “Stockholders”) is in lieu of a special meeting of the Stockholders, and all of the actions taken and resolutions set out in it shall have the same force and effect as if they were taken or adopted at such a meeting.

APPROVAL OF THE MERGER AGREEMENT AND TRANSACTIONS CONTEMPLATED THEREBY

WHEREAS, the Stockholders have considered the transactions contemplated by the proposed Agreement and Plan of Merger between the Company, Motion Acquisition Corp., a Delaware corporation (“Parent”) and Motion Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), in the form approved or to be approved by the Company’s management pursuant to this Written Consent (the “Merger Agreement”);

WHEREAS, the Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger, and in consideration thereof, the Company shall receive a number of shares of Class A common shares, par value $0.0001 per share, of Parent with a value of approximately $836 million (the “Merger Consideration”), all in accordance with and pursuant to the terms and conditions set forth in the Merger Agreement;

WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and has recommended that the Stockholders vote in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby;

WHEREAS, the Stockholders comprise a majority of the Class A Common Stock and Series A Preferred Stock of the Company, voting together as a single class (with Series A Preferred Stock of the Company voting on an as-converted to Class A Common Stock basis pursuant to Section 4.4(a) of the Second Amended and Restated Certificate of Incorporation of the Company, dated May 23, 2019); and

WHEREAS, the Stockholders desire to adopt the Merger Agreement and approve the transactions contemplated thereby.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are hereby consented to, adopted and approved in accordance with Section 251 of the DGCL;

RESOLVED FURTHER, that the Company be, and hereby is, authorized, directed and empowered to (i) enter into and perform its obligations under the Merger Agreement and (ii) enter into and/or perform its obligations under each other agreement, instrument, document or certificate required or permitted to be entered into by the Company under the terms of the Merger Agreement;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company and its subsidiaries, to do or cause to be done any and all such further acts and things and to execute and deliver any and all such additional agreements, certificates, documents and instruments as any such officer may deem necessary or appropriate in connection with the transactions contemplated by the Merger Agreement;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company and its subsidiaries, to cause to be prepared, executed and filed with the appropriate foreign, federal, state or local governmental authorities or instrumentalities, such registrations, declarations or other filings as any such officer may deem necessary or desirable or as may be required by such governmental authorities or instrumentalities in connection with the transactions contemplated by the Merger Agreement; and

RESOLVED FURTHER, that the Board of Directors be, and hereby is, authorized and empowered to amend the Merger Agreement and take any other action with respect to the Merger Agreement permitted under the DGCL, as the Board of Directors may, in the exercise of its discretion, deem advisable, appropriate and in the best interests of the Company and its stockholders;

GENERAL AUTHORITY

RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver, or to cause to be executed and delivered, all such other agreements, instruments, certificates and documents, to do or cause to be done all such further acts and things, and to pay or cause to be paid all necessary fees and expenses (including, without limitation, legal, financial advisory and auditors’ fees and expenses), as they or any of them may deem necessary or advisable in connection with the transactions contemplated by the foregoing resolutions or to effectuate the purpose and intent of the foregoing resolutions, such approval to be conclusively evidenced by the taking of any such action or the execution and delivery of any such instrument by such officer;

RESOLVED FURTHER, that any and all action heretofore taken by any officer or director of the Company in connection with the documents and transactions referred to or contemplated by the foregoing resolutions are hereby ratified, approved and confirmed; and

RESOLVED FURTHER, that this Written Consent may be signed in counterparts, including counterparts delivered by facsimile, email or other electronic means, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent, effective as of the date first written above.

[SUPPORTING HOLDER]

By:
Name:
Title:

[Signature Page to the Written Consent of the Stockholders of Ambulnz, Inc.]